FOTOBALL USA, INC.

                  FOTOBALL USA, INC. 1998 STOCK OPTION PLAN


  ___________________________________________________________________


This document is the Summary Plan Description for the Fotoball USA,
Inc. 1998 Stock Option Plan (the "Plan"). This document also constitutes a prospectus covering securities that have been registered under the Securities Act of 1933, as amended (the "Securities Act").

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                 June 01, 1998













GENERAL PLAN INFORMATION

Issuer

     This summary plan description ("Plan Summary") relates to shares ("Shares") of common stock, par value $0.01 per share (the "Common Stock"), of Fotoball USA, Inc., a Delaware corporation (the "Company"), issuable upon the exercise of Incentive Stock Options (as defined below) and Non-Qualified Stock Options (as defined below) (collectively, "Options") granted to employees, officers and directors of the Company and its subsidiaries in accordance with the terms and provisions of the Plan. The Company's executive offices are located at 3738 Ruffin Road, San Diego, California 92123, telephone number (619) 467-9900.

     The description set forth in this Plan Summary is qualified in its entirety by the Plan, a copy of which is filed as an exhibit to the Company's registration statement on Form S-8 (the "Form S-8") relating to the registration of 500,000 Shares and is effective as of June 1, 1998. Capitalized terms used but not defined in this Plan Summary shall have the meanings ascribed to such terms in the Plan. In the event that anything stated herein conflicts with the terms of the Plan, the terms of the Plan shall govern.

Purposes

     The purposes of the Plan are to encourage selected employees and directors of the Company to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company to attract and retain qualified individuals upon whom, in large measure, the sustained progress, growth, and profitability of the Company depend.

Approval and Duration

     The adoption of the Plan was approved by the Board of Directors of the Company (the "Board") on March 10, 1998 and by a majority of the stockholders of the Company on May 28, 1998. The Plan shall continue until the earlier of (i) the date on which all Options issuable hereunder have been issued, (ii) the termination of the Plan by the Board or (iii) March 9, 2008. However, unless otherwise expressly provided in the Plan or in an applicable Option agreement, any Option theretofore granted may extend beyond such date and the authority of the Committee (as hereinafter defined) to amend, alter, adjust, suspend, discontinue, or terminate any such Option or to waive any conditions or rights under any such Option, and the authority of the Board to amend the Plan, shall extend beyond such date.

Amendment or Termination

     The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board of Directors of the Company (the "Board"), but no amendment without the approval of the stockholders of the Company shall be made if such amendment would be required under Sections 162(m) or 422 of the


Internal Revenue Code of 1986, as amended (the "Code"), or if stockholder approval would be required under Section 422 of the Code, Rule 16b-3 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), or any other law or rule of any governmental authority, stock exchange or other self-regulatory organization to which the Company may then be subject. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of an Option, alter or impair any rights or obligations under any Option theretofore granted. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem desirable to carry the Plan into effect.

ERISA

     The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Administration

     The Plan is administered by a committee of the Board designated by the Board to administer the Plan and will at all times be composed of
not less than two directors (the "Committee").   Unless otherwise
expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all persons, including the Company, any participant, any holder or beneficiary of any Option, any stockholder of the Company and any employee of the Company.


     Other than with respect to grants of Options to independent directors, the Committee shall have full power and authority to (i) designate participants; (ii) determine the type or types of Options to be granted to each participant under the Plan; (iii) determine the number of Shares to be covered by Options; (iv) determine the terms and conditions of any Option; (v) determine whether, to what extent, and under what circumstances Options may be settled or exercised in cash, Shares, other Options, or other property, or canceled, forfeited or suspended, and the method or methods by which Options may be settled, exercised, canceled, forfeited or suspended; (vi) interpret and administer the Plan and any instruments or agreements relating to, or Options granted under, the Plan;
(vii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

SECURITIES TO BE OFFERED

     Options issuable under the Plan are limited such that the maximum aggregate number of Shares which may be issued pursuant to, or by reason of, Options is 500,000. Further, no participant shall be granted


Options to purchase more than 125,000 Shares in any one fiscal year; provided, however, that the Committee may adopt procedures for the counting of Shares relating to any grant of Options to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of Shares actually distributed differs from the number of Shares previously counted in connection with such grant; provided further, however, that the options granted under the Company's 1994
Stock Option Plan shall not be treated as outstanding. To the extent that an Option granted to any officer, director or other employee who is a regular full-time employee of the Company or its present and future subsidiaries (a "Key Employee") or (B) a non-employee director (an "Independent Director") ceases to remain outstanding by reason of termination of rights granted thereunder, forfeiture or otherwise, the Shares subject to such Option shall again become available for award under the Plan to (x) Key Employees and (y) Independent Directors, respectively. Any Shares delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN

     In determining the persons to whom Options shall be granted and the number of Shares to be covered by each Option, the Committee shall take into account the nature of the person's duties, such person's present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. No Key Employee shall have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Key Employees or holders or beneficiaries of Options under the Plan. The terms and conditions of Options need not be the same with respect to each recipient.

PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES OFFERED

Grant of Options under the Plan


     Types of Options. Options granted under the Plan may be (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Any Option which is designated as a Non-Qualified Stock Option will not be treated by the Company or the individual to whom the Option is granted as an Incentive Stock Option for federal income tax purposes. "Incentive Stock Option" means an Option granted under the Plan that satisfies the requirements of Section 422 of the Code and is so designated by the Committee. "Non-Qualified Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option.

     Vesting. The Committee shall determine the time or times at which the right to exercise an Option may vest.

     Term. The term of each Non-Qualified Stock Option granted under the Plan shall be fixed by the Committee but generally shall not exceed ten (10) years from the date of grant. The term of each Incentive Stock Option granted under the Plan shall be fixed by the Committee but shall in no event be more than ten (10) years from the date of grant or, in the case of an Incentive Stock Option granted to a person possessing more than 10% of the


total combined voting power of all of the outstanding stock of the Company (a "10% Stockholder"), five (5) years from the date of grant.

     Exercise Price. The exercise price per Share purchasable under Options shall be determined by the Committee at the time the Option is granted but generally shall not be less than the Fair Market Value of the Shares covered thereby at the time the Option is granted. For purposes of the Plan, "Fair Market Value" shall mean, with respect to Shares or other securities, the fair market value of the Shares or other securities determined by such methods or procedures as shall be established from time to time by the Committee in good faith or in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Shares shall mean (i) the closing price per Share of the Shares on the principal exchange on which the Shares are then trading, if any, on such date, or, if the Shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Shares are not traded on an exchange but are quoted on The Nasdaq Stock Market or a successor quotation system, (1) the last sales price (if the Shares are then listed as a National Market Issue under The Nasdaq Stock Market) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Shares on such date as reported by The Nasdaq Stock Market or such successor quotation system; or
(iii) if the Shares are not publicly traded on an exchange and not quoted on The Nasdaq Stock Market or a successor quotation system, the mean between the closing bid and asked prices for the Shares on such date as determined in good faith by the Committee.

Manner of Exercise of Options

     The Committee shall determine the method or methods by which, and the form or forms in which, payment of the option price with respect to exercises of such Option may be made or deemed to have been made (including, without limitation, (i) cash, Shares, outstanding Options or other consideration, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant option price and (ii) a broker-assisted cashless exercise program established by the Committee), provided in each case that such methods avoid "short-swing" profits to the participant under Section 16(b) of the Exchange Act. The payment of the exercise price of an Option may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

Election to Have Shares Withheld

     The Company or any subsidiary is authorized to withhold from any Option granted any payment relating to an Option under the Plan, including from the exercise of an Option, amounts of withholding and other taxes due in connection with any transaction involving an Option, and to take such other action as the Committee may deem advisable to enable the Company and participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a participant's tax obligations.



Loan Provisions

     With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a participant with respect to the exercise of any Option, including the payment by a participant of any or all federal, state, or local income or other taxes due in connection with the exercise of any Option. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

Termination of Options under the Plan

     The Committee shall determine the circumstances under which the right to exercise an Option shall terminate.

     The grant of an Option shall not be construed as giving a participant the right to be retained in the employ of the Company. Further, the Company may at any time dismiss a participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option agreement.

Transferability of Options

     Subject to Code Section 422, no Option and no right under any such Option, shall be assignable, alienable, saleable or transferable by a participant otherwise than by will or by the laws of descent and distribution, and such Option, and each right under any such Option, shall be exercisable during the participant's lifetime, only by the paticipant or, if permissible under applicable law (including Code Section 422, in the case of an Incentive Stock Option), by the participant's guardian or legal representative. No Option and no right under any such Option, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Non-Qualified Stock Options be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the participant, and to receive any distribution, with respect to any Option upon the death of the participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any participant shall be subject to all terms and conditions of the Plan and any Option agreement applicable to such participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

Adjustments Upon Certain Events

     In the event that the Committee shall determine that any change in corporate capitalization, such as a dividend or other distribution of Shares, or a corporate transaction, such as a merger, consolidation, reorganization or partial or complete liquidation of the Company or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made under the Plan, adjust any or all of (x) the number and type of Shares which thereafter may be made the subject of Options, (y) the number and type of Shares subject to outstanding Options, and (z) the grant, purchase, or exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option; provided, however, in each case, that (i) with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422 of the Code or any successor provision thereto; (ii) such adjustment shall be made in such manner as not to adversely affect the status of any Option as "performance-based compensation" under Section 162(m) of the Code; and
(iii) the number of Shares subject to any Option denominated in Shares shall always be a whole number.

Options Awarded to Independent Directors

     Each Independent Director who is a member of the Board on July 1 of a year during the term of the Plan shall automatically be granted a Non-Qualified Stock Option to purchase 5,000 Shares on July 1 of each year of service on the Board as an Independent Director. All Options so granted shall (a) be at an exercise price per Share equal to 100% of the Fair Market Value of a Share on the date of the grant; (b) have a term of ten (10) years;
(c) terminate (i) upon termination of an Independent Director's service as a director of the Company for any reason other than mental or physical disability or death, (ii) three (3) months after the date the Independent Director ceases to serve as a director of the Company due to physical or mental disability or (iii)(A) twelve (12) months after the date the Independent Director ceases to serve as a director due to the death of the Independent Director or (B) three (3) months after the death of the Independent Director if such death shall occur during the three (3) month period following the date the Independent Director ceased to serve as a director of the Company due to physical or mental disability; and (d) be otherwise on the same terms and conditions as all other Options granted pursuant to the Plan.

RESALE RESTRICTIONS

     This Plan Summary has been prepared in accordance with the requirements of a registration statement on Form S-8 under the Securities Act and accordingly is not available for reoffers or resales of Shares. The Commission has indicated that holders of securities who have acquired such securities pursuant to a bona fide public offering registered on Form S-8 and who are not affiliates of the Company at the time of their proposed reoffer or resale, may generally reoffer or resell the securities so acquired. Holders of such securities who are affiliates of the Company may resell or reoffer securities so acquired only if such reoffer or resale is made


pursuant to an exemption from the registration requirements of the Securities Act or pursuant to a prospectus which meets the requirements of General Instruction C of Form S-8. The exemption provided by Rule 144 promulgated under the Securities Act would be available to affiliates of the Company so long as the Company continues to be in compliance with the reporting and other requirements of that Rule. For purposes of the Securities Act, in general an "affiliate" of the Company is "a person" (as defined in the Securities Act) that "directly, or indirectly through one or more intermediates, controls, or is controlled by or is under common control with" the Company. The Committee may require any individual receiving Shares pursuant to an Option granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately legended to reflect their status as restricted securities as aforesaid.

     In addition to the foregoing restrictions on reoffers and resales, the operation of Section 16(b) of the Exchange Act may limit the ability of officers, directors and holders of more than 10% of the outstanding Shares ("Beneficial Owners") to engage in transactions involving securities issued under the Plan. Generally, Section 16(b) of the Exchange Act provides that all profits realized by officers, directors and Beneficial Owners as a result of any sale of any equity security of the Company within six months before or after the purchase of any other equity security of the Company may be recoverable by the Company. The term "equity security" includes, among other things, common stock, preferred stock and stock options. The terms "purchase" and "sale" are defined broadly for purposes of Section 16(b). For example, the term "purchase" includes the grant of an Option and the term "sale" includes the delivery of previously owned Shares as payment for the exercise of an Option. Purchases in one class of equity securities may be matched with sales in another class of equity securities for purposes of Section 16(b). Further, in any six month period, the lowest purchase price will be matched with the highest sale price and, therefore, although the Beneficial Owner, officer or director may have realized an economic loss, he or she may be treated for Section 16(b) purposes as having realized a "profit."

     Certain acquisitions of securities issued under the Plan, which would otherwise be considered purchases for Section 16(b) purposes, are exempt from liability. Accordingly, the grant of an Option under the Plan is not deemed a purchase for Section 16(b) purposes if (i) the transaction is approved by the Committee, (ii) the transaction is approved in advance, or subsequently ratified not later than the date of the next annual meeting of shareholders, by shareholders, or (iii) a period of at least six months elapses between the date of grant of the Option and the date of sale of the underlying Shares acquired upon exercise of such Option (the requirements provided for in (i) and (ii) above are sometimes hereinafter referred to as the "Approval Conditions"). The acquisition of Shares upon the exercise of an Option is also not deemed a purchase if the Option is in-the-money at the time of exercise (the exercise of an out-of-the-money option is not exempt unless the exercise is necessary to comport with certain provisions of the Code or one of the Approval Conditions was met with respect to such exercise).


     Generally, a cashless exercise (paying the exercise price of an Option by surrender of Shares issuable upon exercise of such Option) and the surrender of previously owned Shares as payment for the exercise of an Option are deemed sales for Section 16(b) purposes. However, these sales will be exempt from Section 16(b) liability if one of the Approval Conditions is met prior to such exercise with respect to the insider's right to direct that
(i) the Shares be withheld (in the case of a cashless exercise), or
(ii) the Shares be delivered or surrendered (in the case of a surrender of previously owned Shares). The right to have stock withheld by the Company upon the exercise of an Option to satisfy the tax withholding requirements attendant to such transaction is deemed to be a sale of the withheld Shares to the Company. The deemed sale will be exempt for Section 16(b) purposes if one of the Approval Conditions was met with respect to the grant of the tax withholding right.

FEDERAL INCOME TAX EFFECTS OF PLAN PARTICIPATION

     The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to Options awarded under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

     A participant will not recognize any taxable income upon the grant of a Non-Qualified Stock Option and the Company will not be entitled to a tax deduction with respect to such grant. Upon exercise of a Non-Qualified Stock Option, the excess of the fair market value of the Common Stock on the exercise date over the exercise price will be taxable as compensation income to the participant, subject, in the case of an employee, to tax withholding. Subject to the participant including such excess amount in income or the Company satisfying applicable reporting requirements, the Company should be entitled to a tax deduction in the amount of such compensation income. The participant's tax basis for the Common Stock received pursuant to the exercise of a Non-Qualified Stock Option will equal the sum of the compensation income recognized and the exercise price.

     In the event of a sale of Common Stock received upon the exercise of a Non-Qualified Stock Option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss, provided that any gain will be subject to reduced rates of tax if the Common Stock was held for more than twelve (12) months and will be subject to further reduced rates if the Common Stock was held for more than eighteen (18) months.

     Generally, a participant should not recognize taxable income at the time of grant or exercise of an Incentive Stock Option and the Company should not be entitled to a tax deduction with respect to such grant or exercise. The exercise of an Incentive Stock Option generally will give rise to an item of tax preference that may result in alternative minimum liability for the participant.

     A sale or other disposition by a participant of shares acquired upon the exercise of an Incentive Stock Option more than one year after the transfer of the shares to such participant and more than two (2) years after the date of grant of the Incentive Stock Option should result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain or loss to the participant with no deduction being allowed to the Company, provided that any gain will be subject to a further


reduced rate of tax if the shares acquired upon exercise of the Option are held for more than eighteen (18) months. Upon a sale or other disposition of shares acquired upon the exercise of an Incentive Stock Option within one year after the transfer of shares to the participant or within two years after the date of grant of the Incentive Stock Option (including the deliver of such shares in payment of the exercise price of another Incentive Stock Option within such period), any excess of (a) the lesser of (i) the fair market value of the shares at the time of exercise of the Option and
(ii) the amount realized on such disqualifying sale or other disposition of the shares over (b) the exercise price of such shares, should constitute ordinary income to the participant and the Company should be entitled to a deduction in the amount of such income. The excess, if any, of the amount realized on a disqualifying sale over the fair market value of the shares at the time of the exercise of the Option generally will constitute capital gain subject to tax at a rate which is based on the holding period of the shares, and will not be deductible by the Company.

     Under certain circumstances the accelerated vesting or exercise of Options in connection with a Change in Control of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the participant may be subject to a 20% excise tax and the Company may be denied a tax deduction.

     Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the Company on the last day of the taxable year. Compensation attributable to Options granted under the Plan with an exercise price at least equal to the fair market value of the underlying Common Stock on the date of grant should not be subject to the deduction limitation. Compensation attributable to Options granted under the Plan with an exercise below fair market value of the underlying Common Stock on the date of grant may be subject to the deduction limitations of Section 162(m) of the Code.

REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The following documents which have been filed by the Company with the Commission are incorporated by reference in the prospectus, of which this document forms a part, covering the securities issuable upon the exercise of Options granted under the Plan (the "Prospectus"):

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, which is the Company's latest Annual Report on Form 10-KSB filed pursuant to Section 13(a) or 15(d) of the Exchange Act and which contains audited financial statements for the Company's latest fiscal year for which a Form 10-KSB was required to have been filed.

         (b) The Company's Quarterly Report on Form 10-QSB for the three months ended March 31, 1998.

         (c) The description of the Company's Common Stock, par value $0.01 per share, which is contained in a registration statement filed under
     Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.



     All documents subsequently filed by the Company pursuant to Section 13, 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part thereof from the time of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in the Prospectus shall be deemed to be modified or superseded for purpose of the Prospectus to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by referenced in the Prospectus modifies or supersedes such statement. Any such statement so modified or so superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

     Copies of the above documents, and copies of all reports, proxy statements and other communications distributed to the Company's security holders generally, may be obtained by each person to whom a Plan Summary is delivered, upon the written or oral request of such person, without charge from Fotoball USA, Inc., 3738 Ruffin Road, San Diego, California 92123,
Attention:  Karen Betro, Secretary, telephone number (619) 467-9900.
Plan participants may use the foregoing address and telephone number to obtain additional information about the Plan and its administrators.
































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